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                                                                    EXHIBIT 11


                        COMPUTATION OF PER SHARE EARNINGS

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

                                                          Three Months ended
                                                                March 31,
                                                       ----------------------------
                                                             (in thousands,
                                                        except per share amounts)

                                                        1997                  1996
                                                       ------                ------
      Primary

         Weighted average common shares outstanding    23,943                21,113
         Net effect of dilutive stock options,
           treasury stock method                        1,161                   597
                                                       ------                ------

             Total common shares                       25,104                21,710
                                                       ======                ======

         Net income to common shareholders            $ 6,015               $   870
                                                       ======                ======

         Primary earnings per common share            $   .24               $   .04
                                                       ======                ======

      Fully Diluted

         Weighted average common shares outstanding    23,943                21,113
         Net effect of dilutive stock options,
           treasury stock method                        1,161                   597
         Effect of convertible preferred stock          1,666                 1,666
                                                       ------                ------

             Total common shares                       26,770                23,376
                                                       ======                ======

         Net income to common shareholders            $ 6,453               $ 1,230
                                                       ======                ======

         Fully diluted earnings per common share      $   .24               $   .05
                                                       ======                ======
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